Exhibit 99.1

Rafael Holdings Reports Fourth Quarter and Full Fiscal Year 2020 Results

NEWARK, NJ – October 29, 2020: Rafael Holdings, Inc., (NYSE: RFL), reported revenue of $4.9 million and a loss per share of $0.66 for the fiscal year ended July 31, 2020. Fourth quarter revenue was $1.2 million with a loss per share of $0.34.

Q4 FY 2020 Consolidated Highlights

•	Revenue of $1.2 million in Q4 FY2020, generated by Rafael Holdings’ real estate portfolio, was unchanged from the year-ago quarter. The loss per share of $0.34 increased from $0.16 in the year ago quarter largely due to additional investment in the Company’s wholly owned pharmaceutical research venture, the Barer Institute.
•	In August after the quarter close, the company sold its commercial real estate property in Piscataway, New Jersey for $3.9 million

Rafael Pharmaceuticals

At July 31, 2020, the Company and its subsidiaries collectively owned securities representing 51% of the outstanding capital stock of Rafael Pharmaceuticals and approximately 37% on a fully diluted basis.

•	The U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation for Rafael Pharma’s lead compound, CPI-613® (devimistat), for the treatment of soft tissue sarcoma. Rafael’s clinical trial will focus on the treatment of relapsed or refractory clear cell sarcoma.
•	Ono Pharmaceutical Co., has begun a multicenter, open-label Phase 1 study in Japan for patients with pancreatic cancer. The study is evaluating the efficacy and safety of CPI-613®️ (devimistat) in combination with modified FOLFIRINOX (mFFX).
•	Rafael Pharma reached its target enrollment of 500 patients in its pivotal Phase 3 clinical trial for metastatic pancreatic cancer (AVENGER 500). The trial is evaluating the efficacy and safety of CPI-613®️ (devimistat) in combination with modified FOLFIRINOX (mFFX) as first-line therapy. Efficacy data for this trial could be available for analysis as early as the second quarter of calendar year 2021.
•	Rafael Pharma has crossed the midpoint to its first interim analysis in enrollment for its pivotal Phase 3 clinical trial (ARMADA 2000) of CPI-613® (devimistat) for relapsed or refractory acute myeloid leukemia (AML). The multicenter, open-label, randomized pivotal trial is evaluating the efficacy and safety of its lead compound devimistat in combination with high dose cytarabine and mitoxantrone (CHAM) in older patients. The efficacy data for this trial couuld be available for interim analysis as early as the second quarter of calendar year 2021.
•	Rafael Pharma expanded its Phase 2 clinical trial of CPI-613® (devimistat) for patients with relapsed or refractory Burkitt’s lymphoma/leukemia.
•	Rafael Pharma entered into a research collaboration with Roswell Park Comprehensive Cancer Center to evaluate the effects of CPI-613® (devimistat) with or without chemotherapy agents, including oxaliplatin/cisplatin/5-FU/carboplatin/taxol, on esophageal cancer cells.

LipoMedix

At July 31, 2020, Rafael Holdings held 67% of the issued and outstanding ordinary shares of LipoMedix, a development-stage Israeli company focused on the development of an innovative, safe and effective cancer therapy based on liposome delivery. This stake is inclusive of 4 million shares of LipoMedix purchased in May 2020 for $1 million including conversion of outstanding bridge notes.

Barer Institute

The Barer Institute has identified and begun to evaluate new therapeutic compounds, including compounds to regulate cancer metabolism, through internal development and in-licensing. It is working to validate newly discovered biomarkers for resistance and sensitivity within its portfolio compounds and to identify certain novel targetable mechanisms of action. In addition, the Barer Institute has identified several potential lead compounds for clinical development and found combinations that may meaningfully increase the efficacy of certain clinical compounds.

Remarks by Howard Jonas, Chairman and CEO of Rafael Holdings

“Rafael Holdings’ continued to execute on our strategic vision in the fourth quarter, selling our Piscataway property and further increasing our majority stake in LipoMedix. In August, Rafael Pharma announced a major milestone – fully enrolling its pivotal Phase 3 Avenger 500 study for patients with metastatic pancreatic cancer. Results could be available as early as the second quarter of 2021. The Barer Institute has multiple compounds under development and collaboration programs in process with some of the premier academic centers in the country.”

About Rafael Holdings, Inc.:

Rafael Holdings is focused on development of novel cancer therapies. The company is a significant investor in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. Through its wholly owned Barer Institute subsidiary, the company is developing compounds focused on the regulation of cancer metabolism. The company also holds commercial real estate assets in New Jersey and Jerusalem. For more information, visit our website at rafaelholdings.com.

Contact:
Rafael Holdings

David Polinsky

Chief Financial Officer

P: (212) 658-1450

E: invest@rafaelholdings.com

Rafael Holdings, Inc.

Consolidated Balance Sheet

(in thousands except for share and per share data)

	July 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,206	$12,024
Trade accounts receivable, net of allowance for doubtful accounts of $218 and $122 at July 31, 2020 and 2019, respectively	267	450
Due from Rafael Pharmaceuticals	118	280
Prepaid expenses and other current assets	273	507
Assets held for sale	2,968	—
Total current assets	9,832	13,261

Property and equipment, net	44,433	48,733
Equity investment – RP Finance	192	—
Investments – Rafael Pharmaceuticals	70,018	70,018
Investments – Other Pharmaceuticals	1,201	2,000
Investments – Hedge Funds	7,510	5,125
Deferred income tax assets, net	6	19
In-process research and development and patents	1,575	1,575
Other assets	1,580	1,412
TOTAL ASSETS	$136,347	$142,143
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$921	$795
Accrued expenses	1,191	605
Amount due for purchase of membership interest	3,500	—
Other current liabilities	115	27
Total current liabilities	5,727	1,427

Due to related parties	—	65
Convertible debt, net of discount of $0 and $54 - Related Party	—	14,946
Other liabilities	92	292
Accrued interest on convertible debt - Related Party	—	649
TOTAL LIABILITIES	5,819	17,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of July 31, 2020 and July 31, 2019, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 15,034,598 issued and 15,028,536 outstanding as of July 31, 2020, and 13,142,502 shares issued and outstanding as of July 31, 2019	149	131
Additional paid-in capital	129,136	112,898
Accumulated deficit	(16,255)	(5,840)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,762	3,784
Total equity attributable to Rafael Holdings, Inc.	116,800	110,981
Noncontrolling interests	13,728	13,783
TOTAL EQUITY	130,528	124,764
TOTAL LIABILITIES AND EQUITY	$136,347	$142,143

Rafael Holdings, Inc.

Consolidated Statement of Operations

(in thousands except for share and per share data)

	Year Ended July 31,
	2020	2019
REVENUES
Rental – Third Party	$1,516	$1,452
Rental – Related Party	2,082	2,125
Parking	832	874
Other – Related Party	480	480
Total Revenue	4,910	4,931

COSTS AND EXPENSES
Selling, general and administrative	9,118	8,821
Research and development	2,391	1,027
Depreciation	1,866	1,779
Loss from operations	(8,465)	(6,696)

Interest (expense) income, net	(32)	469
Net (loss) gain resulting from foreign exchange transactions	(5)	47
Gain on sale of marketable securities	—	330
Impairment of investments - Other Pharmaceuticals	(799)	—
Unrealized gain on investments - Hedge Funds	2,385	907
Loss before income taxes	(6,916)	(4,943)
(Provision for) benefit from income taxes	(29)	19
Impairment of equity method investment of Altira	(4,000)	—
Equity in earnings of RP Finance	192	—
Consolidated net loss	(10,753)	(4,924)
Net loss attributable to noncontrolling interests	(338)	(231)
Net loss attributable to Rafael Holdings, Inc.	$(10,415)	$(4,693)

OTHER COMPREHENSIVE LOSS
Net Loss	$(10,753)	$(4,924)
Foreign Currency Translation Adjustment	(22)	298
Total Comprehensive Loss	(10,775)	(4,626)
Comprehensive (loss) income attributable to noncontrolling interests	(9)	173
Total Comprehensive loss attributable to Rafael Holdings, Inc.	$(10,784)	$(4,453)

Loss per share
Basic and Diluted	$(0.66)	$(0.35)

Weighted average number of shares used in calculation of loss per share
Basic and Diluted	15,764,829	13,275,239

Rafael Holdings, Inc.

Consolidated Statement of Cash Flows

(in thousands)

	Year Ended July 31,
	2020	2019
Operating activities
Net loss	$(10,753)	$(4,924)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,866	1,779
Deferred income taxes	13	(19)
Interest income on Rafael Pharmaceuticals Series D Convertible Note	—	(848)
Interest income	—	(37)
Net gain on sale of marketable securities	—	(330)
Net unrealized gain on investments - Hedge Funds	(2,385)	(907)
Impairment of investments - Other Pharmaceuticals	799	—
Impairment of equity method investment of Altira	4,000	—
Equity in earnings of RP Finance	(192)	—
Provision for doubtful accounts	96	122
Noncash compensation	684	372
Amortization of debt discount	54	17
Write-off of patents	—	76

Change in assets and liabilities:
Trade accounts receivable	87	(285)
Prepaid expenses and other current assets	234	(86)
Other assets	(168)	275
Accounts payable and accrued expenses	713	533
Other current liabilities	88	3
Due to related parties	(65)	654
Due from related parties	162	(280)
Accrued interest - Related Party	19	649
Other liabilities	82	104
Net cash used in operating activities	(4,666)	(3,132)

Investing activities
Purchase of investment in Altira	(500)	—
Purchases of property and equipment	(534)	(399)
Proceeds from sale and maturity of marketable securities	—	25,031
Investment in Rafael Pharmaceuticals	—	(55,870)
Net cash used in investing activities	(1,034)	(31,238)

Financing activities
Contribution from noncontrolling interest of consolidated entity	—	4,587
Repayment of loan from Rafael Pharmaceuticals, including interest	—	3,335
Proceeds from exercise of options	29	190
Proceed from sale of shares	—	7,777
Proceeds from issuance of convertible note	—	15,000
Payments for taxes related to shares withheld for employee taxes	(125)	—
Net cash (used in) provided by financing activities	(96)	30,889
Effect of exchange rate changes on cash and cash equivalents	(22)	(298)
Net decrease in cash and cash equivalents	(5,818)	(3,779)
Cash and cash equivalents, beginning of year	12,024	15,803
Cash and cash equivalents, end of year	$6,206	$12,024

Supplemental Schedule of Noncash Investing and Financing Activities
Adoption effect of ASU 2016-01	$—	$39
Beneficial conversion feature of convertible debt - Related Party	$—	$71
Debt and accrued interest converted to Series D Preferred Stock	$—	$10,848
Related Party deposit utilized to purchase Class B Common Stock	$—	$864
Amount due for purchase of membership interest	$3,500	$—
Transfer of asset held for sale	$2,968	$—
Conversion of LipoMedix Bridge Notes	$283	$—
Conversions of related party convertible notes payable and accrued interest	$15,668	$—

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